ULTIMUS MANAGERS TRUST

TWENTY SECOND AMENDMENT TO THE

CUSTODY AGREEMENT

THIS TWENTY SECOND AMENDMENT dated as of the 17th day of November, 2021 to the Custody Agreement, dated as of June 5, 2012, as amended August 20, 2012, August 21, 2012, December 31, 2012, May 28, 2013, September 11, 2013, May 15, 2014, August 26, 2014, November 11, 2014, March 24, 2015, April 6, 2015, July 9, 2015, August 26, 2015, December 16, 2015, July 28, 2016, January 23, 2017, May 24, 2017, December 3, 2019, January 29, 2020, August 20, 2020, July 27, 2021 and October 19, 2021 (the “Custody Agreement”), is entered into by and between ULTIMUS MANAGERS TRUST, an Ohio business trust, (the “Trust”) and U.S. BANK, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following funds as a series of the Trust:

Westwood Quality MidCap Fund; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit S is hereby superseded and replaced in its entirety with Exhibit S attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ULTIMUS MANAGERS TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Todd Heim	By: /s/ Michael D. Barolsky

Name: Todd E. Heim	Name: Michael D. Barolsky

Title: President	Title: Senior Vice President
1

Exhibit S to the Custody Agreement - Ultimus Managers Trust and U.S. Bank, National

Association – Fund Names and Custody Fee Schedule effective November 2021

Name of Series

Westwood Quality Allcap Fund

Westwood Smallcap Growth Fund

Westwood Quality Small Cap Fund

Westwood Quality Value Fund

Westwood Quality SmidCap Fund

Westwood Income Opportunity Fund

Westwood Total Return Fund

Westwood High Income Fund

Westwood Alternative Income Fund

Westwood Quality MidCap Fund

Custody Services Annual Fee Schedule at July 2021

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio

0.15 basis points

Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$3.50 – Book entry DTC transaction,
▪	$4.00 – Principal paydown
▪	$10.00 – Federal Reserve transaction
▪	$15.00 – Option contract written, exercised or expired
▪	$8.00 – Future contract transaction
▪	$15.00 – Mutual fund trade
▪	$5.50 – Incoming Wire Transfer
▪	$7.50 – Outgoing Wire Transfer
▪	$30.00 – Physical security transaction
▪	$6.50 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
▪	$5.50 – Dividend Reinvestment

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪	$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪	Class Action Services – $50 filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $2,000.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
▪	Third Party lending - Additional fees will apply.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that

2

changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

.

3

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	1.00	$15	Hungary	12.50	$48	Poland	6.00	$24
Argentina	6.00	$32	Iceland	12.00	$45	Portugal	3.00	$20
Austria	1.00	$17	India	5.00	$40	Qatar	36.00	$100
Bahrain	40.00	$112	Indonesia	5.80	$45	Romania	28.00	$80
Bangladesh	32.00	$110	Ireland	1.00	$15	Russia	10.00	$40
Belgium	1.00	$20	Israel	9.60	$29	Serbia	50.00	$140
Bermuda	12.00	$48	Italy	1.00	$15	Singapore	1.50	$20
Botswana	20.00	$40	Japan	.75	$5	Slovakia	20.00	$88
Brazil	6.00	$17	Jordan	32.00	$100	Slovenia	20.00	$88
Bulgaria	20.00	$64	Kenya	24.00	$40	South Africa	1.25	$8
Canada	.75	$4	Kuwait	33.00	$100	South Korea	1.50	$10
Chile	10.00	$40	Latvia	12.00	$60	Spain	1.00	$15
China Connect	9.60	$42	Lithuania	16.00	$40	Sri Lanka	11.00	$48
China (B Shares)	9.60	$15	Luxembourg	2.50	$20	Eswatini	28.00	$55
Colombia	25.00	$60	Malaysia	2.90	$39	Sweden	1.00	$20
Costa Rica	12.00	$48	Malta	17.60	$60	Switzerland	1.00	$15
Croatia	28.00	$52	Mauritius	22.00	$80	Taiwan	6.00	$35
Cyprus	4.00	$45	Mexico	1.50	$10	Thailand	2.90	$22
Czech Republic	9.00	$24	Morocco	22.00	$75	Tunisia	32.00	$36
Denmark	1.00	$20	Namibia	24.00	$40	Turkey	7.00	$10
Egypt	12.50	$48	Netherlands	1.00	$12	UAE	36.00	$100
Estonia	5.60	$20	New Zealand	1.00	$22	Uganda	40.00	$90
Euroclear (Eurobonds)	.80	$5	Nigeria	24.00	$40	Ukraine	19.20	$29
Euroclear (Non-Eurobonds)	Rates are available upon request	$5	Norway	1.50	$20	United Kingdom	.75	$3
Finland	1.00	$20	Oman	1.00	$20	Uruguay	1.00	$5
France	1.00	$15	Pakistan	24.00	$75	Vietnam	16.00	$80
Germany	1.00	$15	Panama	42.00	$98	West African Economic Monetary Union (WAEMU)*	38.00	$75
Ghana	20.00	$40	Peru	24.00	$75	Zambia	24.00	$40
Greece	6.00	$26	Philippines	3.90	$36	Zimbabwe	28.00	$45
Hong Kong	1.50	$20	Saudi Arabia	18.00	$55

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Annual Global Custody Base Fee

A monthly base fee of $500 per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Tax Services:

▪	Global Filing: $500 per annum
▪	U.S. Domestic Filing: $250 per annum (Only ADRs)
▪	Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
4

Miscellaneous Expenses

▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.
5